UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2005, UIL Holdings Corporation (“UIL”), through its subsidiary United Capital Investments, Inc., together with TransEnergie HQ, Inc. and TransEnergie U.S. Ltd., (collectively, the “Sellers”) entered into a Purchase Agreement (“Agreement”) with BBI CSC, LLC and Babcock & Brown Infrastructure Ltd. (collectively, the “Purchasers”), pursuant to which Sellers will sell all of the membership interests in Cross-Sound Cable Company LLC (“CSC”) to the Purchasers (the “Transaction”).

CSC owns and operates a 330-megawatt transmission line (cable) connecting Connecticut and Long Island under the Long Island Sound. UCI and UIL expect to receive proceeds of $53.25 million, subject to a working capital adjustment, in exchange for UCI’s twenty-five percent equity interest in CSC and the repayment of loans made by UIL to CSC. After transaction costs and taxes, UCI and UIL expect to net approximately $45 million. The Transaction is expected to close in the first quarter of 2006.

Babcock & Brown Infrastructure Ltd, a specialized infrastructure investment company, has committed to the Transaction by escrowing a $10 million deposit, of which UCI would receive $2.5 million if the sale does not close under certain circumstances. The Sellers have agreed to pay a break-up fee of $5 million to the Purchasers if the Transaction does not close for certain reasons, one quarter (1/4) of which would be payable by UCI. Additionally, if the Sellers terminate the Transaction, except in the case of the Purchasers’ breach, they have agreed to pay certain expenses of the Purchasers up to an aggregate of $1 million.

The closing of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the receipt of approvals by the Federal Energy Regulatory Commission and certain New York and Connecticut state regulatory agencies.

On November 8, 2005, UIL issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits - The following exhibit is filed as part of this report:

99	Press release, dated November 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 11/09/05	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99	Press Release dated November 8, 2005